UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 7, 2022

Monterey Bio Acquisition Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-40861 (Commission File Number)	85-2204842 (I.R.S. Employer Identification No.)

17 State Street 21st Floor New York, NY (Address of principal executive offices)	10004 (Zip Code)

(917) 267-0216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Common Stock and one redeemable Warrant	MTRYU	The Nasdaq Stock Market LLC

Common Stock, par value $0.0001 per share	MTRY	The Nasdaq Stock Market LLC

Redeemable Warrants, each Warrant exercisable for one share of Common Stock at an exercise price of $11.50 per share	MTYRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information provided in Item 2.03 of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 7, 2022, Monterey Bio Acquisition Corporation (the “Company”) issued an unsecured promissory note to each of (i) NorthStar Bio Ventures, LLC (“NorthStar”) in the amount of up to $525,000 (the “NorthStar Note”) and (ii) Chardan Monterey Investments, LLC (“Chardan Monterey” and together with NorthStar, the “Co-Sponsors”) in the amount of up to $175,000 (the “Chardan Monterey Note” and together with the NorthStar Note, the “Notes”). The terms of the Notes are identical other than the principal amounts. The proceeds of the Notes, may be drawn down from time to time prior to the Maturity Date (as defined below) upon request by the Company.

The Notes bear no interest and each principal balance is payable on the date of the consummation of the Company’s initial business combination (the “Maturity Date”). On or before the Maturity Date, each Co-Sponsor has the option to convert all or any portion of the principal outstanding under its Note into warrants (“Working Capital Warrants”) at a conversion price of $1.00 per warrant. The terms of the Working Capital Warrants, if any, would be identical to the terms of the private placement warrants issued by the Company at the time of its initial public offering (the “IPO”), as described in the prospectus for the IPO dated September 30, 2021 and filed with the U.S. Securities and Exchange Commission, including the transfer restrictions applicable thereto. Each Note is subject to customary events of default, the occurrence of certain of which automatically triggers the unpaid principal balance of such Note and all other sums payable with regard to such Note becoming immediately due and payable.

The issuance of the each Note was made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing description of the Notes is qualified in its entirety by reference to the full text of the Notes, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Promissory Note, dated October 7, 2022, issued by Monterey Bio Acquisition Corporation to NorthStar Bio Ventures, LLC
10.2	Promissory Note, dated October 7, 2022, issued by Monterey Bio Acquisition Corporation to Chardan Monterey Investments, LLC
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monterey Bio Acquisition CorpORaTION

By:	/s/ Sanjeev Satyal
Name: Sanjeev Satyal
Title: Chief Executive Officer

Date: October 11, 2022